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                                                                      EXHIBIT 21

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
Subsidiary                                          Jurisdiction of Formation
----------                                          -------------------------
Avaya Argentina S.R.L.                                      Argentina

Avaya Australia Pty. Ltd.                                   Australia

Avaya Austria GmbH                                           Austria

Avaya Middle East W.L.L.                                     Bahrain

Avaya FSC Inc.                                               Barbados

Avaya Belgium S.A./N.V.                                      Belgium

Avaya Brasil Ltda.                                            Brazil

Avaya Canada Corp.                                            Canada

Soundlogic Acquisition ULC                                    Canada

Avaya Chile Limitada                                          Chile

Avaya Communication de Colombia S.A.                         Colombia

Avaya Czech Republic s.r.o.                               Czech Republic

Avaya Denmark ApS                                            Denmark

Avaya EMEA Ltd.                                              Delaware

Avaya France                                                  France

Avaya Deutschland GmbH                                       Germany

Avaya (Gibraltar) Investments Limited                       Gibraltar

Avaya Hong Kong Company Ltd.                                Hong Kong

Avaya Hungary Ltd.A45                                        Hungary

Avaya India Pvt. Limited                                      India

TATA Telecom Ltd.                                             India

P.T. Avaya Indonesia                                        Indonesia
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
Avaya GCM Sales Limited                                      Ireland

Avaya Holdings Ltd.                                          Ireland

Avaya International Sales Limited                            Ireland

Avaya Ireland Limited                                        Ireland

Avaya Communication Israel Ltd.                               Israel

Avaya Italia S.p.A.                                           Italy

Avaya Japan Ltd.                                              Japan

Avaya Nederland B.V.                                       Netherlands

Avaya Korea Ltd.                                              Korea

Avaya Luxembourg Investments S.a.r.l.                       Luxembourg

Avaya International Enterprises Limited                      Ireland

Avaya (Malaysia) Sdn. Bhd.                                   Malaysia

Avaya Communication de Mexico S.A. de C.V.                    Mexico

Avaya (China) Communications Co., Ltd.              People's Republic of China

Avaya Tianjin Cable Company, Ltd.                   People's Republic of China

Avaya Panama Ltda.                                            Panama

Avaya Peru S.R.L.                                              Peru

Avaya Philippines Inc.                                     Philippines

Avaya Poland Sp. z.o.o.                                       Poland

Avaya Puerto Rico, Inc.                                    Puerto Rico

ZAO Avaya                                               Russian Federation
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
Avaya Singapore Pte. Ltd.                                   Singapore

Avaya Slovakia s.r.o.                                    Slovak Republic

Avaya Communicacion Espana, S.L.                              Spain

Avaya Sweden AB                                               Sweden

Avaya Switzerland AG                                       Switzerland

Avaya Asia Pacific Inc.                                      Delaware

Avaya UK Holdings Limited                                 United Kingdom

Avaya UK                                                  United Kingdom

Avaya ECS Limited                                         United Kingdom

Mosaix Ltd.                                               United Kingdom

Avaya plc                                                 United Kingdom

Avaya Capital Ireland                                     United Kingdom

Network Alchemy Ltd.                                      United Kingdom

Octel Communications Ltd.                                 United Kingdom

Octel Communications Services Ltd.                        United Kingdom

FirstChoice CTI Ltd.                                      United Kingdom

SDX Systemcare Ltd.                                       United Kingdom

Telecom Technique Ltd.                                    United Kingdom

Viewstar UK Limited                                       United Kingdom
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
Objective Communications Ltd.                             United Kingdom

Avaya CALA Inc.                                              Delaware

Avaya Inc.                                                   Delaware

Avaya Holdings LLC                                           Delaware

Avaya Holdings One, LLC                                      Delaware

Avaya Holdings Two, LLC                                      Delaware

Octel Communications LLC                                     Delaware

Avaya Holdings Five, LLC                                     Delaware

Avaya International LLC                                      Delaware

Avaya Management Services Inc.                               Delaware

Avaya Realty Inc.                                           New Jersey

Avaya Receivables Funding LLC                                Delaware

Avaya Technology Corp.                                       Delaware

Avaya Finance Inc.                                           Delaware

Avaya Licensing Corporation                                  Delaware

Avaya Venture Partners Inc.                                  Delaware

Avaya World Services Inc.                                    Delaware

Mercury Insurance Company                                    Vermont

Avaya Integrated Cabinet Solutions Inc.                      Delaware

Technology Corporation of America, Inc.                      Delaware

VPNet Technologies, Inc.                                     Delaware

Avaya Venezuela S.A.                                        Venezuela

Avaya Elecon C.A.                                           Venezuela
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